Exhibit 99.1

Rotech Healthcare:

Philip L. Carter

President & Chief Executive Officer

Janet L. Ziomek

Chief Financial Officer

407-822-4600

FOR IMMEDIATE RELEASE

Rotech Healthcare Reports First Quarter 2003 Financial Results

ORLANDO, Fla.—April 23, 2003—Rotech Healthcare Inc. (OTC: ROHI.PK) (the “Company”) today reported that net revenues for the first quarter ended March 31, 2003 were $152.6 million, a decrease of 1.4% versus net revenues of $154.8 million for the same period last year. Net earnings for the first quarter were $5.3 million as compared to a net loss of $133.3 million in the first quarter of 2002. Diluted earnings per share were $0.21 for the quarter ended March 31, 2003. Included in the prior year operating results for this time period were reorganization items of $182.3 million, the majority of which related to fresh-start reporting adjustments, and an extraordinary gain on debt discharge of $20.4 million. Our predecessor, Rotech Medical Corporation, emerged from bankruptcy on March 26, 2002 and subsequently transferred substantially all of its assets to Rotech Healthcare Inc., the successor reporting entity. As a result of adopting fresh-start reporting and emerging from bankruptcy, historical financial information may not be comparable with financial information for those periods after emergence from bankruptcy. Rotech Medical Corporation was a wholly owned subsidiary of Integrated Health Services, Inc. for the quarter ended March 31, 2002.

Respiratory therapy equipment and services revenues represented 82.4% of total revenue for the first quarter, versus 77.6% for the first quarter of last year. The increase in respiratory revenues reflects the Company’s focus on its oxygen concentrator and nebulizer medication businesses.

Durable medical equipment (DME) revenues represented 15.8% of total revenue in the first quarter, versus 20.0% for the same period last year. The decline in DME revenues is the result of a decreased emphasis on this business in recent quarters; however, the Company has initiated new efforts to rebuild its DME rental business.

The Company views earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) as a commonly used analytic indicator within the health care industry, which serves as a measure of leverage capacity and debt service ability. These performance measures should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from this benchmark are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, the benchmarks as presented may not be comparable to other similarly titled measures of other companies.

EBITDA was $36.7 million for the quarter ended March 31, 2003, versus $(118.5) million for the quarter ended March 31, 2002. Due to unique operating circumstances associated with the predecessor company’s emergence from bankruptcy, the Company believes certain charges totaling $162.1 million in the prior year associated with its reorganization, inventory losses related to resolution of the internal investigation into its Veterans Administration program, and the extraordinary gain on debt discharge should be considered when analytically assessing the Company’s operating performance.

Philip L. Carter, President and Chief Executive Officer, commented that the restructuring process was proceeding well and prospects of entering 2004 with a more profitable model than at present were good. He added that the first quarter did contain additional costs relating to employee severance and location closures.

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides its equipment and services in 48 states through over 500 operating centers, located principally in non-urban markets. Rotech’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Forward-Looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to known, and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties, many of which are beyond the control of the Company, include but are not limited to, the risks, uncertainties and assumptions associated with: changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicare and Medicaid; the collectibility of the Company’s accounts receivable; changes in government regulation generally; compliance with various settlement agreements and corporate compliance programs established by the Company; the Company’s emergence from bankruptcy and its spin-off from its former parent company; compliance with confidentiality requirements with respect to patient information; and other factors. Rotech Healthcare Inc. does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Tables to Follow

Rotech Healthcare Inc.

Condensed Consolidated Balance Sheets

(Dollars in Thousands)

	December 31, 2002	March 31, 2003
		(unaudited)

Assets
Current assets:
Cash and cash equivalents	$28,012	$30,786
Accounts receivable, net	97,418	95,957
Other accounts receivable	2,066	1,086
Inventories	21,447	16,669
Other current assets	8,404	7,844

Total current assets	157,347	152,342
Property and equipment, net	217,364	216,427
Intangible assets, net	18,966	18,685
Goodwill	2,316	10,090
Reorganization value in excess of value of identifiable assets—goodwill	668,923	668,939
Other assets	26,290	19,004

	$1,091,206	$1,085,487

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued liabilities	$74,877	$74,557
Current portion of long term debt	1,799	1,698

Total current liabilities	76,676	76,255
Deferred tax liabilities	14,987	14,987
Priority tax claim	8,957	8,664
Long term debt, less current portion	476,714	466,365
Commitments and contingencies
Series A Convertible Redeemable Preferred Stock	5,346	5,458
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	494,998	494,998
Retained earnings	13,526	18,758

Total stockholders’ equity	508,526	513,758

	$1,091,206	$1,085,487

Rotech Healthcare Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Predecessor Company	Successor Company
	Three Months Ended March 31, 2002	Three Months Ended March 31, 2003

Net revenues	$154,750	$152,578
Gross profit	120,090	117,149
Costs and expenses:
Selling, distribution and administrative	88,099	92,818
Provision for doubtful accounts	3,661	4,560

Total costs and expenses	91,760	97,378

Operating income	28,330	19,771
Interest (income) expense, net	(17)	10,229
Earnings before reorganization items, income taxes and extraordinary items	28,347	9,542
Reorganization items	182,291	—

(Loss) earnings before income taxes and extraordinary items	(153,944)	9,542
Federal and state income (benefit) taxes	(203)	4,198

(Loss) earnings before extraordinary items	(153,741)	5,344
Extraordinary gain on debt discharge	20,441	—

Net (loss) earnings	(133,300)	5,344
Accrued dividends on redeemable preferred stock	—	112

Net (loss) earnings available for common stockholders	$(133,300)	$5,232

Net earnings per common share – basic		$0.21

Net earnings per common share – diluted		$0.21

Weighted average shares outstanding – basic		25,000,000

Weighted average shares outstanding – diluted		25,200,000

ROTECH HEALTHCARE INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(Dollars in Thousands)

	Predecessor Company	Successor Company
	Three Months Ended March 31, 2002	Three Months Ended March 31, 2003

Net (loss) earnings	$(133,300)	$5,344
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Reorganization items	182,291	—
Depreciation and amortization	14,986	16,919
Deferred income taxes	—	(16)
Extraordinary gain on debt discharge	(20,441)	—
Net change in operating assets and liabilities	(10,198)	7,703

Net cash provided by operating activities	33,338	29,950
Net cash used by reorganization items	(8,848)	—

Net cash provided by operating activities and reorganization items	24,490	29,950

Cash flows from investing activities:
Purchases of property and equipment	(15,299)	(15,038)
Business acquisitions	—	(8,681)
(Increase) decrease in other assets	(6,929)	7,286

Net cash used in investing activities	(22,228)	(16,433)

Cash flows from financing activities:
Net proceeds from long term borrowings	483,040	—
Debt issuance costs	16,960	—
Payments of long term borrowings	—	(10,450)
Payments of liabilities subject to compromise/priority tax claim	(27,932)	(293)
Net proceeds from sale/lease back of vehicles	10,191	—
Distributions to parent company, net	(487,804)	—

Net cash used in financing activities	(5,545)	(10,743)

(Decrease) increase in cash and cash equivalents	(3,283)	2,774
Cash and cash equivalents, beginning of period	4,970	28,012

Cash and cash equivalents, end of period	$1,687	$30,786